EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference in this Registration Statement (Form S-1 No. 333-195488) of Pattern Energy Group Inc. of our reports dated February 21, 2014 and March 14, 2013 relating to the financial statements of South Kent Wind LP and of our report dated February 21, 2014 relating to the financial statements of Grand Renewable Wind LP.

(Signed) “PricewaterhouseCoopers LLP”

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario, Canada

May 8, 2014